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                                                                    EXHIBIT 4(K)
                             THE CHAPMAN FUNDS, INC.
                        CHAPMAN CAPITAL MANAGEMENT, INC.

                                 AMENDMENT NO. 1
                                       TO
                              AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT

        THIS AMENDMENT NO. 1 (the "Amendment") TO THE AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT dated as of March 17, 2000 by and among THE CHAPMAN FUNDS, INC. on behalf of The Chapman U.S. Treasury Money Fund, DEM Equity Fund, DEM Index Fund, DEM Multi-Manager Equity Fund, and DEM Multi-Manager Bond Fund, and CHAPMAN CAPITAL MANAGEMENT, INC. (the "Agreement") is executed as of November 9, 2000 by and among The Chapman Funds, Inc. and Chapman Capital Management, Inc.

        For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree that the Agreement be amended by deleting Section 2 in its entirety and inserting in lieu thereof the following:

        2. The expense limitations/reimbursements set forth above shall remain in effect until December 31, 2010.

        IN WITNESS WHEREOF, each of The Chapman Funds, Inc. and Chapman Capital Management, Inc. has executed this Agreement as of the day and year first above written.

                                THE CHAPMAN FUNDS, INC., on behalf
                                of The Chapman U.S. Treasury Money Fund
                                DEM Equity Fund, DEM Index Fund,
                                DEM Multi-Manager Equity Fund and DEM
                                Multi-Manager Bond Fund


                                By:/s/ NATHAN A. CHAPMAN, JR.
                                   ---------------------------
                                Name:  Nathan A. Chapman, Jr.,
                                Title: President


CHAPMAN CAPITAL MANAGEMENT, INC.


By:/s/ NATHAN A. CHAPMAN, JR.
  ---------------------------
Name:  Nathan A. Chapman, Jr.
Title: President